Exhibit 10.6

ABBVIE SUPPLEMENTAL SAVINGS PLAN

(Amended and Restated Effective as of January 1, 2022)

Exhibit 10.6
ABBVIE
SUPPLEMENTAL SAVINGS PLAN

SECTION 1
INTRODUCTION

1-1. PURPOSE AND EFFECTIVE DATE. This AbbVie Supplemental Savings Plan (the “Plan”) was established by AbbVie Inc. (“AbbVie”), effective as of January 1, 2013 (the “Effective Date”), to provide eligible management employees of AbbVie an opportunity to accumulate capital for their retirement or other termination of employment in excess of the contributions allowed under the AbbVie Savings Plan (the “Savings Plan”). The Plan is hereby amended and restated effective as of January 1, 2022.

1-2. ERISA. The Plan is intended to be exempt from Parts 2, 3, and 4 of Title I of ERISA and, therefore, participation in the Plan is limited to a select group of management and highly compensated employees, within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).

1-3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the “Committee”) appointed by the Board of Directors of AbbVie (the “Board of Directors”).

1-4. TRANSFER OF LIABILITIES FROM ABBOTT LABORATORIES PLAN. As part of the Separation and Distribution Agreement by and between Abbott Laboratories and AbbVie Inc. dated as of November 28, 2012, Abbott and AbbVie entered into the Employee Matters Agreement dated as of December 31, 2012 (the “EMA”). In accordance with the EMA, all liabilities for AbbVie Employees (as defined in the EMA) under the Abbott Laboratories 401(k) Supplemental Plan were transferred to the Plan and the Plan became liable to pay all such benefits to such participants. Supplement A to the Plan sets forth the additional rules applicable to the transferred benefits and transferred participants.

SECTION 2
ELIGIBILITY AND PARTICIPATION

2-1. PERSONS ELIGIBLE TO PARTICIPATE. Participation in the Plan shall be limited to employees who are serving as corporate officers of AbbVie as of the Effective Date or who become corporate officers thereafter; provided, however, that no new participants may commence participation in the Plan on or after January 1, 2015 except an employee who was a participant in the AbbVie Pension Plan as of January 1, 2013 and was designated as an executive officer of AbbVie on or before January 1, 2018. The term “corporate officer” for purposes of the Plan shall mean an individual elected as an officer of AbbVie by its Board of Directors (or designated as such for purposes of the Plan by the Committee), but shall not include assistant secretaries, assistant treasurers, or other assistant officers. In the event an employee ceases to be a corporate officer of AbbVie due to demotion or otherwise while remaining in the employ of AbbVie, (a) such employee’s elective deferral in effect for such year shall remain irrevocable, (b) AbbVie’s matching contributions under Section 4 shall immediately cease, and (c) such employee shall no longer be eligible to participate in the Plan as of the end of such calendar year. In the event an employee ceases to be a corporate officer of AbbVie due to termination of employment, such employee shall cease to be eligible to participate in the Plan and any contributions then being made on behalf of such employee shall immediately cease.

2-2. PARTICIPANT. An eligible employee may elect to participate in the Plan by electing to have contributions made on the employee’s behalf as provided in Section 5.

SECTION 3

Exhibit 10.6
EMPLOYEE CONTRIBUTIONS

3-1. ALLOWABLE CONTRIBUTIONS. An eligible employee may elect to have his employer make “pre-tax contributions” on his behalf in an amount not greater than 18% in total of his compensation in any calendar year for services rendered to his employer. A pre-tax contribution made by an employer on behalf of a participant shall reduce the participant’s compensation at the time of payment of such compensation. Each election hereunder shall be in writing, and shall be in multiples of 1% of compensation.

3-2. COMPENSATION. A participant’s “compensation” shall have the same meaning as set forth in Article 15 of the Savings Plan.

3-3. MAXIMUM EMPLOYEE CONTRIBUTIONS. Notwithstanding subsection 3-1, in no event shall the sum of:

a.the participant’s total contributions, pre-tax contributions, supplemental deposits and supplemental pre-tax contributions made under the Savings Plan; plus

b.the participant’s total pre-tax contributions made under the Plan;

for any calendar year, exceed 18% of the employee’s compensation for such year. In the event the limitation described in this subsection 3-3 would be exceeded for any participant, the participant’s pre-tax contributions made under this Plan shall be reduced until the limit is not exceeded.

3-4. CHANGE IN SAVINGS PLAN. Notwithstanding anything to the contrary contained in subsections 3-1 and 3-3 above, no action or inaction by an employee under the Savings Plan may result in a change in amounts contributed to the Plan in excess of the limit with respect to elective deferrals under Code Section 402(g)(1)(A), (B) and (C) in effect for the year in which the action or inaction occurs.

SECTION 4
EMPLOYER CONTRIBUTIONS

For the calendar year ending December 31, 2013, and for each subsequent calendar year, AbbVie shall make a contribution on behalf of each Plan participant who makes pre-tax contributions (“basic contributions”) under the Plan during such year at the rate of two percent (2%) of compensation in excess of the limit in effect for such year under Code Section 40l(a)(17). Such employer contribution shall be in an amount equal to the contribution the participant would have received under the Savings Plan with respect to such basic contributions had such basic contributions been made under the Savings Plan.

SECTION 5
ELECTIONS

5-1. ANNUAL ELECTIONS REQUIRED. Except as provided in subsection 5-2 or Supplement A, a participant shall elect to make pre-tax contributions with respect to compensation earned in any calendar year on or before December 31 of the prior calendar year. Each such election shall be in writing, shall be filed with the Committee, shall be effective only for the calendar year for which made and shall be irrevocable. An employee who fails to make a timely election under this subsection 5-1 for a calendar year may not contribute to the Plan during the following year.

5-2. NEWLY ELIGIBLE AND NEWLY HIRED EMPLOYEES. A newly eligible or newly hired corporate officer described in subsection 2-1 shall become eligible to participate in the Plan on the first day of the month next following the month after the individual’s date of eligibility or hire, as

Exhibit 10.6
applicable; provided that in no event may such individual begin to participate in the Plan later than 90 days following his or her date of hire. An eligible employee described in the preceding sentence (who was not eligible to participate in any other plan that would be aggregated with the Plan under Treasury Regulation §1.409A-1(c)) shall make the election described in subsection 5-1 within thirty (30) days of the date on which he or she first becomes eligible under the Plan. Any such election shall become effective for compensation earned no earlier than the first payroll period commencing after receipt of the election by the Committee and shall be irrevocable for the remainder of the calendar year. Any other newly eligible or newly hired employee shall make the election described in subsection 5-1 no later than December 31 of the year in which such employee first becomes eligible under the Plan. Any such election shall become effective for compensation earned in the calendar year following the year in which the election is made.

5-3. GRANTOR TRUST ELECTION. At the time of the annual elections described in subsection 5-1, each participant may elect to have his or her pre-tax and employer contributions for the following year deposited in a “Grantor Trust” established by the participant under the circumstances and on the terms described in subsection 6-1, rather than defer such contributions under subsection 5-1. Any such election shall be irrevocable and shall apply to all pre-tax contributions made during, and employer contributions made for, such calendar year on behalf of such participant. If the participant fails to make an election under this subsection 5-3, the participant’s pre-tax contributions made during, and employer contribution made for, such calendar year shall be handled by AbbVie as described in subsection 6-2 and shall not be deposited in a Grantor Trust in the future. In no event shall such contributions be paid to the Grantor Trust later than the last day of the “applicable 2½ month period,” as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A).

SECTION 6
FUNDING EMPLOYER AND EMPLOYEE CONTRIBUTIONS

6-1. CONTRIBUTIONS TO BE DEPOSITED IN GRANTOR TRUSTS. Each participant’s pre-tax contributions and employer contributions for which the participant has filed an election under subsection 5-3 shall be deposited in a “Grantor Trust” established by the participant, as described in subsection 6-3, provided such trust is in a form which the Committee determines is substantially similar to the trust attached to this Plan as Exhibit A.

6-2. CONTRIBUTIONS TO BE RETAINED BY ABBVIE. Each participant’s pre-tax contributions and employer contributions for which the participant has not filed an election under subsection 5-3 shall be retained by AbbVie and credited to a Deferred Account established under subsection 7-1.

6-3. AFTER ESTABLISHMENT OF GRANTOR TRUST. After a Grantor Trust has been established by a participant under subsection 6-1, all pre-tax contributions and employer contributions made thereafter for which the participant has filed an election under subsection 5-3 shall be deposited in such Grantor Trust (less the aggregate federal, state and local individual income and employment taxes withheld on behalf of the participant (determined under subsection 8-5) attributable to such contributions). Such deposits shall be made as soon as practicable after the last complete payroll period of the calendar quarter in which the contributions are made. In no event shall such contributions be paid to the Grantor Trust or the participant later than the last day of the “applicable 2½ month period,” as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A).

Exhibit 10.6
SECTION 7
ACCOUNTING

7-1. SEPARATE ACCOUNTS. The Committee shall establish bookkeeping accounts for participants who have made elections pursuant to subsection 5-1 or 5-3 as follows:

a.The Committee shall maintain a “Deferred Account” in the name of each participant who has elected to defer payment of all or a portion of his or her pre-tax contributions under subsection 5-1. The Deferred Account shall be comprised of any pre-tax contributions made on behalf of the participant under subsection 3-1 and any other allocations made on behalf of the participant under Section 4, in each case for which the participant has not made an election under subsection 5-3, and any adjustments made pursuant to subsection 7-2.

b.The Committee shall maintain two separate Accounts, a “Pre-Tax Account” and an “After-Tax Account,” in the name of each participant who has declined to defer allocations by electing to have a portion of his or her pre-tax and employer contributions deposited in cash to a Grantor Trust according to subsection 5-3. The Pre-Tax Account shall consist of the aggregate of all pre-tax contributions contemplated by subsection 3-1, whether deposited to the participant’s Grantor Trust or paid in cash to, or withheld on behalf of, the participant, and any adjustments in accordance with subsection 7-3. The After-Tax Account shall consist of employer contributions deposited to the participant’s Grantor Trust in cash according to subsection 5-3 and any adjustments made in accordance with subsection 7-4.

7-2. ADJUSTMENT OF DEFERRED ACCOUNTS. No later than as of the end of each calendar year, each participant’s Deferred Account shall be adjusted by the Committee as follows:

a.FIRST, reduced by an amount equal to any distribution made to the participant during that year pursuant to subsection 7-11 or 7-12;

b.NEXT, increased by an amount equal to any pre-tax contributions and employer contributions made on behalf of such participant for that year for which the participant has not made an election under subsection 5-3; and

c.FINALLY, increased by an amount equal to the Interest earned for that year pursuant to subsection 7-5.

7-3. ADJUSTMENT OF PRE-TAX ACCOUNTS. No later than as of the end of each calendar year, each participant’s Pre-Tax Account shall be adjusted by the Committee as follows:

a.FIRST, reduced, in any year in which the participant is entitled to receive a distribution from his or her Grantor Trust, by an amount equal to the distribution that would have been made to the participant if the aggregate amounts allocated according to subsection 5-3 had instead been deferred under subsection 5-1;

b.NEXT, increased by an amount equal to any pre-tax contributions and employer contributions made on behalf of the participant for that year that are paid to, or withheld on behalf of, the participant (including any contributions paid to the participant’s Grantor Trust) according to subsection 5-3; and

Exhibit 10.6
c. FINALLY, increased by an amount equal to the Interest earned for that year pursuant to subsection 7-5.

7-4. ADJUSTMENT OF AFTER-TAX ACCOUNTS. No later than as of the end of each calendar year, each participant’s After-Tax Account shall be adjusted by the Committee as follows:

a. FIRST, reduced, in any year in which the participant is in receipt of a benefit distribution from his or her Grantor Trust, by an amount calculated as provided by subsection 7-16 which represents the distribution for such year;

b.NEXT, increased by an amount equal to any pre-tax contributions and employer contributions made on behalf of the participant for that year that are deposited in the participant’s Grantor Trust according to subsection 5-3; and

c.FINALLY, increased by an amount equal to the After-Tax Interest earned for that year pursuant to subsection 7-5.

7-5. INTEREST ACCRUALS ON ACCOUNTS.

a.No later than as of the end of each calendar year, a participant’s Deferred Account or Pre-Tax Account, as applicable, shall be credited with interest (“Interest”) at the following rate:
i.the average of the “prime rate” of interest set forth on the Bloomberg Screen BTMM or comparable successor quotation service on the first business day of January and the last business day of each month of the calendar year; plus

ii.two hundred twenty-five (225) basis points.

b.No later than as of the end of each calendar year, a participant’s After-Tax Account shall be credited with the amount of Interest set forth above, multiplied by (one minus the aggregate of the applicable federal, state and local individual income tax rates and employment tax rate, determined in accordance with subsections 8-4 and 8-5) (the “After-Tax Interest”).

c.The Interest and After-Tax Interest, as applicable, shall be credited on the conditions established by the Committee.

7-6. INTEREST PAYMENTS. In addition to any employer contribution made on behalf of a participant for any calendar year pursuant to Section 4, AbbVie shall also make a payment (an “Interest Payment”) with respect to each participant who has established a Grantor Trust for each year in which the Grantor Trust is in effect. The Interest Payment shall equal the excess, if any, of the participant’s adjustment in subsection 7-3(c) over the net earnings of the participant’s Grantor Trust for the year, as adjusted by the amounts described in Schedule A, if applicable, and shall be paid within the thirty (30)-day period beginning April 1 of the following fiscal year. A portion of such Interest Payment, equal to the excess, if any, of the Net Interest Accrual over the net earnings of the participant’s Grantor Trust, shall be deposited in the participant’s Grantor Trust, with the balance paid to, or withheld on behalf of, the participant; provided, however, in the event that the net earnings of the participant’s Grantor Trust exceed the Net Interest Accrual, a distribution from the Grantor Trust shall be required in accordance with subsection 8-11. A participant’s Net Interest Accrual for a year is an amount equal to the After-Tax Interest credited to the participant’s After-Tax Account for that year in accordance with subsection 7-5.

7-7. GRANTOR TRUST ASSETS. Each participant’s Grantor Trust assets shall be invested solely in the instruments specified by investment guidelines established by the Committee. Such investment guidelines, once established, may be changed by the Committee, provided that any change

Exhibit 10.6
shall not take effect until the year following the year in which the change is made and provided further that the instruments specified shall be consistent with the provisions of Section 3(b) of the form of Grantor Trust attached hereto as Exhibit A.

7-8. DESIGNATION OF BENEFICIARIES. Subject to the conditions and limitations set forth below, each participant, and after a participant’s death, each primary beneficiary designated by a participant in accordance with the provisions of this subsection 7-8, shall have the right from time to time to designate a primary beneficiary or beneficiaries and successive or contingent beneficiary or beneficiaries to receive unpaid amounts from the participant’s Deferred Account under the Plan. Beneficiaries may be a natural person or persons or a fiduciary, such as a trustee of a trust or the legal representative of an estate. Any such designation shall take effect upon the death of the participant or such beneficiary, as the case may be, or in the case of any fiduciary beneficiary, upon the termination of all of its duties (other than the duty to dispose of the right to receive amounts remaining to be paid under the Plan). The conditions and limitations relating to the designation of beneficiaries are as follows:

a.A nonfiduciary beneficiary shall have the right to designate a further beneficiary or beneficiaries only if the original participant or the next preceding primary beneficiary, as the case may be, shall have expressly so provided in writing; and

b.A fiduciary beneficiary shall designate as a further beneficiary or beneficiaries only those persons or other fiduciaries who are entitled to receive the amounts payable from the participant’s account under the trust or estate of which it is a fiduciary.

Any beneficiary designation or grant of any power to any beneficiary under this subsection may be exercised only by an instrument in writing, executed by the person making the designation or granting such power and filed with the Secretary of AbbVie during such person’s lifetime or prior to the termination of a fiduciary’s duties. If a deceased participant or a deceased nonfiduciary beneficiary who had the right to designate a beneficiary as provided above dies without having designated a further beneficiary, or if no beneficiary designated as provided above is living or qualified and acting, the Committee, in its discretion, may direct distribution of the amount remaining from time to time to either:

a.any one or more or all of the next of kin (including the surviving spouse) of the participant or the deceased beneficiary, as the case may be, and in such proportions as the Committee determines; or

b.the legal representative of the estate of the deceased participant or deceased beneficiary as the case may be.

7-9. NON-ASSIGNABILITY AND FACILITY OF PAYMENT. Amounts payable to participants and their beneficiaries under the Plan are not in any way subject to their debts and other obligations, and may not be voluntarily or involuntarily sold, transferred or assigned; provided that the preceding provisions of this section shall not be construed as restricting in any way a designation right granted to a beneficiary pursuant to the terms of subsection 7-8. When a participant or the beneficiary of a participant is under legal disability, or in the Committee’s opinion is in any way incapacitated so as to be unable to manage his or her financial affairs, the Committee may direct that payments shall be made to the participant’s or beneficiary’s legal representative, or to a relative or friend of the participant or beneficiary for the benefit of the participant or beneficiary, or the Committee may direct the payment or distribution for the benefit of the participant or beneficiary in any manner that the Committee determines.

7-10. PAYER OF AMOUNTS ALLOCATED TO PARTICIPANTS. Any employer contribution made on behalf of a participant in the Plan and any interest credited with respect thereto will be paid by the employer (or such employer’s successor) by whom the participant was employed during the calendar year for which any amount was contributed, and for that purpose, if a participant shall have been

Exhibit 10.6
employed by two or more employers during any calendar year the amount allocated under this Plan for that year shall be an obligation of each of the respective employers in proportion to the respective amounts of compensation paid by each of them in that calendar year.

7-11. MANNER OF PAYMENT OF DEFERRED ACCOUNTS. Subject to subsection 7-12, a participant shall elect to receive payment of his or her Deferred Account in substantially equal annual installments over a minimum period of ten years, or a longer period, at the time of his or her election for such calendar year under subsection 5-1. Payment of a participant’s Deferred Account shall commence on the first business day of January of the year following the year in which the participant incurs a termination of employment.

7-12. PAYMENT UPON TERMINATION FOLLOWING CHANGE IN CONTROL. Notwithstanding any other provision of the Plan, if a participant incurs a termination of employment with AbbVie and its subsidiaries for any reason within two (2) years following the date of a Change in Control, provided that the event constituting a Change in Control is also a “change in control event,” as such term is defined in Treasury Regulation § 1.409A-3(i)(5): (a) with respect to a participant whose contributions under the Plan are deferred in accordance with subsection 5-1, the aggregate unpaid balance of the participant’s Deferred Account shall be paid to such participant in a lump sum within thirty (30) days following the date of such termination of employment, and (b) with respect to a participant whose contributions under the Plan are made pursuant to subsection 5-5, (i) the aggregate of the participant’s unpaid contributions under subsection 5-5 (if any) for the fiscal year in which the termination occurs and (ii) a pro rata portion of the unpaid Interest Payment under subsection 7-6 attributable to the portion of the year elapsed prior to the date of termination, shall be paid to such participant’s Grantor Trust in a lump sum within thirty (30) days following the date of such termination of employment.

7-13. CHANGE IN CONTROL. A “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

a.the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of AbbVie (not including in the securities beneficially owned by such Person any securities acquired directly from AbbVie or its Affiliates) representing 20% or more of the combined voting power of AbbVie’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

b.the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of AbbVie) whose appointment or election by the Board of Directors or nomination for election by AbbVie’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

c.the date on which there is consummated a merger or consolidation of AbbVie or any direct or indirect subsidiary of AbbVie with any other corporation or other entity, other than (i) a merger or consolidation (A) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of AbbVie, the entity surviving such merger or consolidation or, if AbbVie or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (B) which results in the voting securities of AbbVie outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting

Exhibit 10.6
securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of AbbVie or any subsidiary of AbbVie, at least 50% of the combined voting power of the securities of AbbVie or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of AbbVie (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of AbbVie (not including in the securities Beneficially Owned by such Person any securities acquired directly from AbbVie or its Affiliates) representing 20% or more of the combined voting power of AbbVie’s then outstanding securities; or

d. the date the shareholders of AbbVie approve a plan of complete liquidation or dissolution of AbbVie or there is consummated an agreement for the sale or disposition by AbbVie of all or substantially all of AbbVie’s assets, other than a sale or disposition by AbbVie of all or substantially all of AbbVie’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of AbbVie in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of AbbVie or any subsidiary of AbbVie, in substantially the same proportions as their ownership of AbbVie immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of AbbVie immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of AbbVie immediately following such transaction or series of transactions.

For purposes of this Plan: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) AbbVie or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of AbbVie or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of AbbVie in substantially the same proportions as their ownership of stock of AbbVie.

7-14. POTENTIAL CHANGE IN CONTROL. A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraph (a), (b), (c) or (d), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

a.AbbVie enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (a) shall cease to exist upon the expiration or other termination of all such agreements.

b.Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (b) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.

Exhibit 10.6
c. Any Person becomes the Beneficial Owner, directly or indirectly, of securities of AbbVie representing 10% or more of either the then outstanding shares of common stock of AbbVie or the combined voting power of AbbVie’s then outstanding securities (not including any securities beneficially owned by such Person which are or were acquired directly from AbbVie or its Affiliates).

d.The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (d) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

7-15. PROHIBITION AGAINST AMENDMENT. The provisions of subsections 7-12, 7-13, 7-14 and this subsection 7-15 may not be amended or deleted, or superseded by any other provision of this Plan, (a) during the pendency of a Potential Change in Control or (b) during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.

7-16. ADMINISTRATOR’S CALCULATION OF GRANTOR TRUST DISTRIBUTIONS. The Administrator shall calculate the amount to be distributed from a participant’s Grantor Trust in any year in which the participant is entitled to a benefit distribution by multiplying (a) the amount of the reduction determined in accordance with subsection 7-3(a), by (b) a fraction, the numerator of which is the balance in the participant’s After-Tax Account as of the end of the prior calendar year and the denominator of which is the balance of the participant’s Pre-Tax Account as of that same date.

SECTION 8 MISCELLANEOUS

8-1. RULES. The Committee may establish such rules and regulations as it may consider necessary or desirable for the effective and efficient administration of the Plan.

8-2. TAXES. Any employer shall be entitled, if necessary or desirable, to pay, or withhold the amount of any federal, state or local tax attributable to any amounts payable by it under the Plan and may require payment from the participant in an amount necessary to satisfy such taxes prior to remitting such taxes.

8-3. RIGHTS OF PARTICIPANTS. Employment rights of participants with AbbVie and its subsidiaries shall not be enlarged or affected by reason of establishment of or inclusion as a participant in the Plan. Nothing contained in the Plan shall require AbbVie or any subsidiary to segregate or earmark any assets, funds or property for the purpose of payment of any amounts which may have been deferred. The Deferred, Pre-Tax and After-Tax Accounts established pursuant to subsection 7-1 are for the convenience of the administration of the Plan and no trust relationship with respect to such Accounts is intended or should be implied. Participant’s rights shall be limited to payment to them at the time or times and in such amounts as are contemplated by the Plan. Any decision made by the Committee which is within its sole and uncontrolled discretion shall be conclusive and binding upon all persons whomsoever.

8-4. EMPLOYMENT TAX ASSUMPTIONS. For purposes of Sections 7 and 8, a participant’s employment tax rate shall be deemed to be the highest marginal rate of Federal Insurance Contributions Act tax in effect in the calendar year in which a calculation under those Sections is to be made.

8-5. INCOME TAX ASSUMPTIONS. For purposes of Sections 7 and 8, a participant’s federal income tax rate shall be deemed to be the highest marginal rate of federal individual income tax in effect in the calendar year in which a calculation under those Sections is to be made, and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality

Exhibit 10.6
of the participant’s residence on the date such a calculation is made, net of any federal tax benefits without a benefit for any net capital losses.

8-6. GENDER. For purposes of the Plan, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular.

8-7. MANNER OF ACTION BY COMMITTEE. A majority of the members of the Committee qualified to act on any particular question may act by meeting or by writing signed without meeting, and may execute any instrument or document required or delegate to one of its members authority to sign. The Committee from time to time may delegate the performance of certain ministerial functions in connection with the Plan, such as the keeping of records, to such person or persons as the Committee may select. Except as otherwise expressly provided in the Plan, the costs of administration of the Plan will be paid by AbbVie. Any notice required to be given to, or any document required to be filed with the Committee, will be properly given or filed if mailed or delivered in writing to the Secretary of AbbVie.

8-8. RELIANCE UPON ADVICE. The Board of Directors and the Committee may rely upon any information or advice furnished to it by any Officer of AbbVie or by AbbVie’s independent auditors, or other consultants, and shall be fully protected in relying upon such information or advice. No member of the Board of Directors or the Committee shall be liable for any act or failure to act on their part, excepting only any acts done or omitted to be done in bad faith, nor shall they be liable for any act or failure to act of any other member.

8-9. CHANGE OF CONDITIONS RELATING TO PAYMENTS. No change to the time of payment or the time of commencement of payment and any period over which payment shall be made shall be effected except in strict compliance with the subsequent election requirements of Treasury Regulation § 1.409A-2(b), to the extent subject thereto.

8-10. CODE SECTION 409A. To the extent applicable, it is intended that the Plan comply with the provisions of Code Section 409A. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Code Section 409A will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Code Section 409A). Notwithstanding anything contained herein to the contrary, for all purposes of the Plan, a participant shall not be deemed to have had a termination of employment until the participant has incurred a separation from service as defined in Treasury Regulation §1.409A-1(h) and, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, payment of the amounts payable under the Plan that would otherwise be payable during the six-month period after the date of termination shall instead be paid on the first business day after the expiration of such six-month period, plus interest thereon, at a rate equal to the rate of Interest provided in subsection 7-5(a) (to the extent that such interest is not already provided to the participant under subsection 7-6), from the respective dates on which such amounts would otherwise have been paid until the actual date of payment. In addition, for purposes of the Plan, each amount to be paid and each installment payment shall be construed as a separate identified payment for purposes of Code Section 409A.

8-11. DOMESTIC RELATIONS ORDER. In accordance with Treasury Regulation 1.409A-3(j)(4)(ii), distributions shall be made to an individual (other than to the participant) pursuant to the terms of a “domestic relations order” (as defined in Code Section 414(p)(1)(B)), as determined and administered by the AbbVie Senior Vice President, Human Resources (or the individual holding equivalent duties and responsibilities) or his or her delegate, provided that such order (a) does not require the Plan to provide any type or form of benefit or any option not otherwise provided under the Plan, (b) does not require the Plan to provide increased benefits, and (c) does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order.

Exhibit 10.6

8-12. GRANTOR TRUSTS. AbbVie, as the administrator of the participant’s Grantor Trust, may direct the trustee to distribute to such participant from the income of such Grantor Trust an amount sufficient to pay the taxes on the Grantor Trust earnings for such year, to the extent a sufficient sum of money has not been paid to, or withheld on behalf of, the participant pursuant to subsection 7-6. The taxes shall be determined in accordance with subsections 8-4 and 8-5.

SECTION 9 AMENDMENT, TERMINATION AND CHANGE OF CONDITIONS RELATING TO PAYMENTS

The Plan will be effective from its effective date until terminated by the Board of Directors. The Board of Directors reserves the right to amend the Plan from time to time and to terminate the Plan at any time. No such amendment or any termination of the Plan shall reduce any fixed or contingent obligations which shall have arisen under the Plan prior to the date of such amendment or termination.

Exhibit 10.6
SCHEDULE A

[TO BE INSERTED WHEN AMOUNTS ARE AVAILABLE]

Exhibit 10.6
EXHIBIT A

IRREVOCABLE GRANTOR TRUST AGREEMENT

THIS AGREEMENT, made this ____ day of ________, 20___, by and between _______________ of ________, Illinois (the “grantor”) and The Northern Trust Company located at Chicago, Illinois, as trustee (the “trustee”);

WITNESSETH THAT:

WHEREAS, the grantor desires to establish and maintain a trust to hold certain benefits received by the grantor under the AbbVie Supplemental Savings Plan, as it may be amended from time to time;

NOW, THEREFORE, IT IS AGREED as follows:

ARTICLE I INTRODUCTION

I-1. NAME. This agreement and the trust hereby evidenced (the “trust”) may be referred to as the “________ Grantor Trust”.

I-2. THE TRUST FUND. The “trust fund” as at any date means all property then held by the trustee under this agreement.

I-3. STATUS OF THE TRUST. The trust shall be irrevocable. The trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.

I-4. THE ADMINISTRATOR. AbbVie Inc. (“AbbVie”) shall act as the “administrator” of the trust, and as such shall have certain powers, rights and duties under this agreement as described below. AbbVie will certify to the trustee from time to time the person or persons authorized to act on behalf of AbbVie as the administrator. The trustee may rely on the latest certificate received without further inquiry or verification.

I-5. ACCEPTANCE. The trustee accepts the duties and obligations of the “trustee” hereunder, agrees to accept funds delivered to it by the grantor or the administrator, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.

ARTICLE II
DISTRIBUTION OF THE TRUST FUND

II-1. DEFERRED ACCOUNT. The administrator shall maintain a “deferred account” under the trust. As of the end of each calendar year, the administrator shall charge the deferred account with all distributions made from such account during that year; and credit such account with income and realized gains and charge such account with expenses and realized losses for the year.

II-2. DISTRIBUTIONS FROM THE DEFERRED ACCOUNT PRIOR TO THE GRANTOR’S DEATH. Principal and accumulated income credited to the deferred account shall not be distributed from the trust prior to the grantor’s retirement or other termination of employment with AbbVie or a subsidiary of AbbVie (the grantor’s “settlement date”); provided that, each year the administrator may direct the trustee to distribute to the grantor a portion of the income of the deferred account for that year, with the balance of such income to be accumulated in that account. The administrator shall inform the trustee of the grantor’s settlement date. Thereafter, the trustee shall distribute the amounts from time to time credited

Exhibit 10.6
to the deferred account to the grantor, if then living, either in a lump-sum payable as soon as practicable following the settlement date, or in a series of annual installments, with the amount of each installment computed by one of the following methods:

a.The amount of each installment shall be equal to the sum of: (i) the amount credited to the deferred account as of the end of the year in which the grantor’s settlement date occurs, divided by the number of years over which installments are to be distributed; plus (ii) the net earnings credited to the deferred account for the preceding year (excluding the year in which the grantor’s settlement date occurs).

b.The amount of each installment shall be determined by dividing the amount credited to the deferred account as of the end of the preceding year by the difference between (i) the total number of years over which installments are to be distributed, and (ii) the number of annual installment distributions previously made from the deferred account.

c.Each installment (after the first installment) shall be approximately equal, with the amount comprised of the sum of: (i) the amount of the first installment, plus interest thereon at the rate determined under the AbbVie Supplemental Savings Plan, compounded annually; and (ii) the net earnings credited to the deferred account for the preceding year.

Notwithstanding the foregoing, the final installment distribution made to the grantor under this paragraph II-2 shall equal the total principal and accumulated income then held in the trust fund. The grantor, by writing filed with the trustee and the administrator on or before the end of the calendar year in which the grantor’s settlement date occurs, may select either the lump-sum or an installment payment method and, if an installment method is selected, may select both the period (which may not be less than ten years from the end of the calendar year in which the grantor’s settlement date occurred) over which the installment distributions are to be made and the method of computing the amount of each installment. In the absence of such a written direction by the grantor, installment distributions shall be made over a period of ten years, and the amount of each installment shall be computed by using the method described in subparagraph (a) next above. Installment distributions under this paragraph II-2 shall be made as of January 1 of each year, beginning with the calendar year following the year in which the grantor’s settlement date occurs. The administrator shall inform the trustee of the amount of each installment distribution under this paragraph II-2, and the trustee shall be fully protected in relying on such information received from the administrator.

II-3. DISTRIBUTIONS AFTER THE GRANTOR’S DEATH. The grantor may, from time to time, name any person or persons (who may be named contingently or successively and who may be natural persons or fiduciaries) to whom the principal of the trust fund and all accrued or undistributed income thereof shall be distributed in a lump sum or, if the beneficiary is the grantor’s spouse (or a trust for which the grantor’s spouse is the sole income beneficiary), in installments, as directed by the grantor, upon the grantor’s death. If the grantor directs an installment method of distribution to the spouse as beneficiary, any amounts remaining at the death of the spouse beneficiary shall be distributed in a lump sum to the executor or administrator of the spouse beneficiary’s estate. If the grantor directs an installment method of distribution to a trust for which the grantor’s spouse is the sole income beneficiary, any amounts remaining at the death of the spouse shall be distributed in a lump sum to such trust. Despite the foregoing, if (i) the beneficiary is a trust for which the grantor’s spouse is the sole income beneficiary, (ii) payments are being made pursuant to this paragraph II-3 other than in a lump sum and (iii) income earned by the trust fund for the year exceeds the amount of the annual installment payment, then such trust may elect to withdraw such excess income by written notice to the trustee. Each designation shall revoke all prior designations, shall be in writing and shall be effective only when filed by the grantor with the administrator during the grantor’s lifetime. If the grantor fails to direct a method of distribution, the distribution shall be made in a lump sum. If the grantor fails to designate a beneficiary as provided above,

Exhibit 10.6
then on the grantor’s death, the trustee shall distribute the balance of the trust fund in a lump sum to the executor or administrator of the grantor’s estate.

II-4. FACILITY OF PAYMENT. When a person entitled to a distribution hereunder is under legal disability, or, in the trustee’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the trustee may make such distribution to such person’s legal representative, or to a relative or friend of such person for such person’s benefit. Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution hereunder.

II-5. PERPETUITIES. Notwithstanding any other provisions of this agreement, on the day next preceding the end of 21 years after the death of the last to die of the grantor and the grantor’s descendants living on the date of this instrument, the trustee shall immediately distribute any remaining balance in the trust to the beneficiaries then entitled to distributions hereunder.

ARTICLE III
MANAGEMENT OF THE TRUST FUND

III-1. GENERAL POWERS. The trustee shall, with respect to the trust fund, have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:

a.Subject to the limitations of subparagraph (b) next below, to sell, contract to sell, purchase, grant or exercise options to purchase, and otherwise deal with all assets of the trust fund, in such way, for such considerations, and on such terms and conditions as the trustee decides.

b.To retain in cash such amounts as the trustee considers advisable; and to invest and reinvest the balance of the trust fund, without distinction between principal and income, in obligations of the United States Government and its agencies or which are backed by the full faith and credit of the United States Government or in any mutual fund, common trust fund or collective investment fund which invests solely in such obligations; and any such investment made or retained by the trustee in good faith shall be proper despite any resulting risk or lack of diversification or marketability.

c.To deposit cash in any depositary (including the banking department of the bank acting as trustee) without liability for interest, and to invest cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest in any such depositary.

d.To invest, subject to the limitations of subparagraph (b) next above, in any common or commingled trust fund or funds maintained or administered by the trustee solely for the investment of trust funds.

e.To borrow from anyone, with the administrator’s approval, such sum or sums from time to time as the trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.

f.To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.

g.To begin, maintain or defend any litigation necessary in connection with the administration of this trust, except that the trustee shall not be obliged or required to do so unless indemnified to the trustee’s satisfaction.

Exhibit 10.6
h.To compromise, contest, settle or abandon claims or demands.

i.To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.

j.To hold securities or other property in the name of a nominee, in a depositary, or in any other way, with or without disclosing the trust relationship.

k.To divide or distribute the trust fund in undivided interests or wholly or partly in kind.

l.To pay any tax imposed on or with respect to the trust; to defer making payment of any such tax if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the trustee considers necessary for its protection.

m. To deal without restriction with the legal representative of the grantor’s estate or the trustee or other legal representative of any trust created by the grantor or a trust or estate in which a beneficiary has an interest, even though the trustee, individually, shall be acting in such other capacity, without liability for any loss that may result.

n. To appoint or remove by written instrument any bank or corporation qualified to act as successor trustee, wherever located, as special trustee as to part or all of the trust fund, including property as to which the trustee does not act, and such special trustee, except as specifically limited or provided by this or the appointing instrument, shall have all of the rights, titles, powers, duties, discretions and immunities of the trustee, without liability for any action taken or omitted to be taken under this or the appointing instrument.

o.To appoint or remove by written instrument any bank, wherever located, as custodian of part or all of the trust fund, and each such custodian shall have such rights, powers, duties and discretions as are delegated to it by the trustee.

p.To employ agents, attorneys, accountants or other persons, and to delegate to them such powers as the trustee considers desirable, and the trustee shall be protected in acting or refraining from acting on the advice of persons so employed without court action.

q.To perform any and all other acts which in the trustee’s judgment are appropriate for the proper management, investment and distribution of the trust fund.

III-2. PRINCIPAL AND INCOME. Any income earned on the trust fund which is not distributed as provided in Article II shall be accumulated and from time to time added to the principal of the trust. The grantor’s interest in the trust shall include all assets or other property held by the trustee hereunder, including principal and accumulated income.

III-3. STATEMENTS. The trustee shall prepare and deliver monthly to the administrator and annually to the grantor, if then living, otherwise to each beneficiary then entitled to distributions under this agreement, a statement (or series of statements) setting forth (or which taken together set forth) all investments, receipts, disbursements and other transactions effected by the trustee during the reporting period; and showing the trust fund and the value thereof at the end of such period.

Exhibit 10.6
III-4. COMPENSATION AND EXPENSES. All reasonable costs, charges and expenses incurred in the administration of this trust, including compensation to the trustee, any compensation to agents, attorneys, accountants and other persons employed by the trustee, and expenses incurred in connection with the sale, investment and reinvestment of the trust fund shall be paid from the trust fund.

ARTICLE IV
GENERAL PROVISIONS

IV-1. INTERESTS NOT TRANSFERABLE. The interests of the grantor or other persons entitled to distributions hereunder are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

IV-2. DISAGREEMENT AS TO ACTS. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any proper court.

IV-3. TRUSTEE’S OBLIGATIONS. No power, duty or responsibility is imposed on the trustee except as set forth in this agreement. The trustee is not obliged to determine whether funds delivered to or distributions from the trust are proper under the trust, or whether any tax is due or payable as a result of any such delivery or distribution. The trustee shall be protected in making any distribution from the trust as directed pursuant to Article II without inquiring as to whether the distributee is entitled thereto; and the trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of this agreement.

IV-4. GOOD FAITH ACTIONS. The trustee’s exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee. The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee.

IV-5. WAIVER OF NOTICE. Any notice required under this agreement may be waived by the person entitled to such notice.

IV-6. CONTROLLING LAW. The laws of the State of Illinois shall govern the interpretation and validity of the provisions of this agreement and all questions relating to the management, administration, investment and distribution of the trust hereby created.

IV-7. SUCCESSORS. This agreement shall be binding on all persons entitled to distributions hereunder and their respective heirs and legal representatives, and on the trustee and its successors.

ARTICLE V
CHANGES IN TRUSTEE

V-1. RESIGNATION OR REMOVAL OF TRUSTEE. The trustee may resign at any time by giving thirty days’ advance written notice to the administrator and the grantor. The administrator may remove a trustee by written notice to the trustee and the grantor.

V-2. APPOINTMENT OF SUCCESSOR TRUSTEE. The administrator shall fill any vacancy in the office of trustee as soon as practicable by written notice to the successor trustee; and shall give prompt written notice thereof to the grantor, if then living, otherwise to each beneficiary then entitled to payments or distributions under this agreement. A successor trustee shall be a bank (as defined in Section 581 of the Internal Revenue Code, as amended).

Exhibit 10.6
V-3. DUTIES OF RESIGNING OR REMOVED TRUSTEE AND OF SUCCESSOR TRUSTEE. A trustee that resigns or is removed shall furnish promptly to the administrator and the successor trustee an account of its administration of the trust from the date of its last account. Each successor trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee. Each successor trustee shall have all the powers conferred by this agreement as if originally named trustee. No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee. With the approval of the administrator, a successor trustee may accept the account furnished and the property delivered by a predecessor trustee without incurring any liability for so doing, and such acceptance will be complete discharge to the predecessor trustee.

ARTICLE VI
AMENDMENT AND TERMINATION

VI-1. AMENDMENT. With the consent of the administrator, this trust may be amended from time to time by the grantor, if then living, otherwise by a majority of the beneficiaries then entitled to payments or distributions hereunder, except as follows:

a.The duties and liabilities of the trustee cannot be changed substantially without its consent.

b.This trust may not be amended so as to make the trust revocable.

VI-2. TERMINATION. This trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the administrator, the grantor and the beneficiaries shall continue in effect, until all assets of the trust have been distributed by the trustee as provided in Article II.

* * *

Exhibit 10.6
IN WITNESS WHEREOF, the grantor and the trustee have executed this agreement as of the day and year first above written.

Grantor

The Northern Trust Company, as Trustee

By

Its

Exhibit 10.6
SUPPLEMENT A

SPECIAL RULES RELATED TO TRANSFER FROM ABBOTT LABORATORIES 401(k) SUPPLEMENTAL PLAN

Purpose and Effect. The purpose of this Supplement A is to provide for the transfer of liabilities from the Abbott Laboratories 401(k) Supplemental Plan (the “Abbott KSP”) to this Plan with respect to Transferred Participants and Post-Distribution Participants as set forth in the EMA.
Eligibility, Service and Compensation. Transferred Participants and Post-Distribution Participants shall (a) be eligible to participate in this Plan to the extent they were eligible to participate in the Abbott KSP as of the applicable Transfer Date (as defined in the EMA), and (b) receive credit for vesting and eligibility for all service credited for those purposes under the Abbott KSP as of the Transfer Date (as defined in the EMA) as if that service had been rendered to AbbVie (provided that in the event that any such Transferred Participant or Post-Distribution Participant receives a distribution from the Abbott KSP, the value of such distribution shall be offset against future benefits under the this Plan to the extent necessary to prevent a duplication of benefits). The compensation paid by Abbott and its subsidiaries to a Transferred Participant or a Post-Distribution Participant that was recognized under the Abbott KSP as of the Transfer Date (as defined in the EMA) shall be credited and recognized for all applicable purposes under this Plan as though it were compensation from AbbVie or its Subsidiaries.
Initial Transfer of Liabilities from Abbott KSP. As soon as practicable after the Separation (as defined in the Separation Agreement), and subject to such terms and conditions as the Plan Administrator may establish, all liabilities attributable to Transferred Participants shall be transferred from the Abbott KSP to this Plan. The Plan shall credit each such Transferred Participant’s account with (a) the amount deferred by such individual into the Abbott KSP as of the applicable Transfer Date (as defined in the EMA), plus (b) any employer contributions, whether vested or unvested, deemed to have been made in relation to the amount described in (a), including, in each case, any earnings thereon.
Deferral and Distribution Elections. The Plan shall recognize, implement and honor all deferral and distribution elections made by a Transferred Participant under the Abbott KSP (including, but not limited to, any election to defer any bonus earned during 2012 but paid in 2013).
Subsequent Transfers. At such time or times as the Plan Administrator and Abbott (or its delegate) shall agree, and subject to such terms and conditions as the Plan Administrator may establish, all liabilities attributable to Post-Distribution Participants shall be transferred from the Abbott KSP to this Plan. The Plan shall credit each such Post-Distribution Participant’s account with (a) the amount deferred by such individual into the Abbott KSP as of the applicable Transfer Date (as defined in the EMA), plus (b) any employer contributions, whether vested or unvested, deemed to have been made in relation to the amount described in (a), including, in each case, any earnings thereon.
Deferral and Distribution Elections – Post-Distribution Participants. Post-Distribution Participants are required to make new elections under the Plan upon hire or transfer to AbbVie or its subsidiaries in accordance with subsection 5-3. Distribution elections made under the Abbott KSP with respect to transferred amounts in A-5 above shall be recognized, implemented and honored by the Plan and such amounts shall be immediately distributable to such Post-Distribution Participants in accordance with such elections. Distribution elections with respect to amounts deferred under this Plan on or after the Effective Date shall be in accordance with the applicable provisions of this Plan.

Definitions. For purposes of this Supplement A, the following terms are defined as follows:

“Post-Distribution Participant” means: (i) a Post-Distribution AbbVie Employee (as defined in the EMA) who (A) was an employee of Abbott or its subsidiary as of immediately prior to the Separation (as defined in the Separation Agreement) and is transferred to or hired by AbbVie or its Subsidiary after the Separation (as defined in the Separation Agreement), and (B) had the liabilities associated with his or her account balances in the Abbott KSP transferred to this Plan in accordance with this Supplement A; and

Exhibit 10.6
(ii) any other individual who becomes a Plan participant and on whose behalf liabilities related to his or her prior period of employment with Abbott are transferred from an Abbott retirement plan to an AbbVie retirement plan during the Transition Period (as described in the EMA).

“Transferred Participant” means an AbbVie Employee (as defined in the EMA), excluding any Post-Distribution AbbVie Employee (as defined in the EMA), who accepts an offer of employment or continues employment with or is transferred to AbbVie or its Subsidiary under the Separation Agreement on or immediately after the Separation (as defined in the Separation Agreement).

Grantor Trusts. Certain Transferred Participants and Post-Distribution Participants who participated in the Abbott KSP have established grantor trusts in connection with such plan. Abbott and AbbVie shall use their commercially reasonable best efforts to facilitate the amendment of each such grantor trust to provide that (a) AbbVie is the administrator of such trust and (b) distribution of amounts under such trust is made by reference to termination of employment with AbbVie and its subsidiaries and not termination of employment with Abbott and its subsidiaries.

Use of Terms. Terms used in this Supplement A have the meanings of those terms as set forth in the Plan, unless they are defined in this Supplement A. All of the terms and provisions of the Plan shall apply to this Supplement A except that where the terms of the Plan and this Supplement A conflict, the terms of this Supplement A shall govern.